UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2010

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Citadel Drive, Suite 300, Commerce, California		90040
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

N/A
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

Change in Composition of Reportable Segments

As of January 1, 2010, we changed our reporting for intercompany property rent where our cinema operations were substantially the only tenant of such property by eliminating the intersegment revenue and expense relating to the intercompany rent, and transferring the third party lease costs from the real estate segment to the cinema segment.  This was a change in the composition of management’s reportable segments which requires retrospective adjustments to prior period presentations of segment information to correspond to the new segment reporting structure.  This filing provides the retrospective presentation of segment information for the years ended December 31, 2009, 2008, and 2007, which decreases intersegment revenue and expense by the intercompany rent of $4.2 million, $1.8 million, and $439,000, respectively.  The overall results of these changes decreases real estate segment revenues and expense by $4.2 million, $1.8 million, and $439,000 for the years ended December 31, 2009, 2008, and 2007, respectively.  These changes also result in a reduction of real estate operating expenses and an increase of cinema operating expenses of $4.2 million, $1.8 million, and $439,000 on our Consolidated Statements of Operations for the years ended December 31, 2009, 2008, and 2007, respectively, which represent the transfer of the third party lease costs from the real estate segment to the cinema segment.

The tables below set forth the retrospective presentation of our segment information concerning our cinema operations and our real estate operations (which includes information relating to both our real estate development, retail rental and live theater rental activities) for the three years ended December 31, 2009 (dollars in thousands):

Year Ended December 31, 2009	Cinema Exhibition	Real Estate	Intersegment Eliminations	Total
Revenue	$201,388	$21,085	$(5,459)	$217,014
Operating expense	165,707	7,810	(5,459)	168,058
Depreciation & amortization	10,816	3,686	--	14,502
Loss on transfer of real estate held for sale to continuing operations	--	549	--	549
Impairment expense	--	3,217	--	3,217
Contractual commitment loss	--	1,092	--	1,092
General & administrative expense	2,645	1,063		3,708
Segment operating income	$22,220	$3,668	$--	$25,888

Year Ended December 31, 2008	Cinema Exhibition	Real Estate	Intersegment Eliminations	Total
Revenue	$181,188	$21,885	$(6,019)	$197,054
Operating expense	153,064	7,982	(6,019)	155,027
Depreciation & amortization	13,702	4,200	--	17,902
Impairment expense	351	3,968	--	4,319
General & administrative expense	3,834	1,121	--	4,955
Segment operating income	$10,237	$4,614	$--	$14,851

Year Ended December 31, 2007	Cinema Exhibition	Real Estate	Intersegment Eliminations	Total
Revenue	$103,467	$21,448	$(5,680)	$119,235
Operating expense	83,875	7,885	(5,680)	86,080
Depreciation & amortization	6,942	4,418	--	11,360
General & administrative expense	3,195	831	--	4,026
Segment operating income	$9,455	$8,314	$--	$17,769

Reconciliation to net income (loss):	2009	2008	2007
Total segment operating income	$25,888	$14,851	$17,769
Non-segment:
Depreciation and amortization expense	666	656	561
General and administrative expense	13,851	16,483	12,059
Other operating income	(2,551)	--	--
Operating income (loss)	13,922	(2,288)	5,149
Interest expense, net	(14,572)	(15,740)	(8,163)
Other income (expense)	(2,015)	991	(505)
Gain on disposal of discontinued operations	--	--	1,912
Income tax expense	(1,952)	(2,099)	(2,038)
Equity earnings of unconsolidated joint ventures and entities	117	497	2,545
Gain on sale of unconsolidated joint venture	268	2,450	--
Gain on extinguishment of debt	10,714	--	--
Net income (loss)	$6,482	$(16,189)	$(1,100)
Net income attributable to noncontrolling interests	(388)	(620)	(1,003)
Net income (loss) attributable to Reading International, Inc. common shareholders	$6,094	$(16,809)	$(2,103)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: May 26, 2010	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer